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                                                                    EXHIBIT 23.3

PRICEWATERHOUSECOOPERS [LOGO]

                                                PricewaterhouseCoopers LLP
                                                101 East Kennedy Boulevard
                                                Suite 1500
                                                Tampa, FL 33602-5147
                                                Telephone (813) 229-0221
                                                Facsimile (813) 229-3646


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-1 of our report, dated March 19, 1999, except for Note 16, for which the date is April 9, 1999, on our audits of the consolidated financial statements of Attitude Network, Ltd. And its subsidiary. We also consent to the references to our Firm under the caption "Experts."


/s/ PricewaterhouseCoopers  LLP
April 30, 1999